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                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE                             FOR MORE INFORMATION CONTACT:
                                                          Peter Vandenberg, Jr.
                                          President and Chief Operating Officer
                                                             (973) 473-3240 x15



                        BISCAYNE APPAREL'S SUBSIDIARIES

                FILE FOR PROTECTION UNDER CHAPTER 11 BANKRUPTCY

CLIFTON, NJ - (May 3, 1999) Biscayne Apparel, Inc. ("Biscayne"), (NASDAQ over-the-counter (OTC) bulletin board: BISD) today announced that its subsidiary Biscayne Apparel International, Inc. ("BAII") and BAII's subsidiary Mackintosh of New England, Co. ("Macintosh") filed for protection under Chapter 11 of the Bankruptcy Code on April 30, 1999. The Chapter 11 petitions were filed with the United States Bankruptcy Court for the Southern District of New York.

The majority of the assets and the operations of both BAII and Mackintosh, other than accounts receivable, were sold to third parties during the fourth quarter of 1998.

Biscayne and its other subsidiary, M&L International, Inc. ("M & L"), had filed for protection under Chapter 11 of the Bankruptcy Code on February 5, 1999. On March 5, 1999 Biscayne sold the operations and a substantial portion of the assets of M&L, other than accounts receivable, to a third party.